Exhibit 32.2

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned principal financial officer of Shapeways Holdings, Inc. (the “Company”) hereby certifies that the Report on Form 10-K of the Company for the year ended December 31, 2021 (the “Report”) accompanying this certification, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 31, 2022	By: /s/ Jennifer Walsh
Jennifer Walsh
Chief Financial Officer
(Principal Financial and Accounting Officer)

The foregoing certification is being furnished solely pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and Section 1350 of Title 18, United States Code, and is not being filed as part of the report or as a separate disclosure document.